AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        PAINEWEBBER/GEODYNE ENERGY INCOME
                            LIMITED PARTNERSHIP II-C


TO THE SECRETARY OF STATE
OF THE STATE OF OKLAHOMA:

       The  undersigned,  desiring  to amend and restate  its  certificate  of
limited   partnership   pursuant  to  the  Oklahoma  Revised  Uniform  Limited
Partnership Act, as amended, 54 O.S. Supp. 1908, Sec. 301--365 (the "Act"), does hereby state:

       1. The name of the limited partnership is "PaineWebber/ Geodyne Energy Income Limited Partnership II-C."

       2.    The  date  of  filing  the   original   certificate   of  limited
partnership is January 14, 1988.

       3. (a) The address of the office of the limited partnership, which is the same address where the records of the limited partnership are kept, is 320 South Boston, The Mezzanine, Tulsa, Oklahoma 74103-3708.

             (b) The name and address of the agent for service of process are Geodyne Properties, Inc., 320 South Boston, The Mezzanine, Tulsa, Oklahoma 74103-3708.

       4. The name and business address of the general partner are as follows:

                   Geodyne Properties, Inc.
                   320 South Boston, The Mezzanine
                   Tulsa, Oklahoma 74103--3708

       5. The latest date upon which the limited partnership is to dissolve is December 31, 2001.

       6. The limited partnership hereby elects to become subject to all of the provisions of the Act.

DATED March 9, 1989.
                                          Geodyne Properties, Inc.
                                          General Partner of PaineWebber/
                                          Geodyne Energy Income Limited
                                          Partnership II-C

                                          By:   /s/ Michael E. Luttrell
                                                --------------------------
                                                Michael E. Luttrell
                                                Executive Vice President